                As filed with the Securities and Exchange Commission
                                   on May 16, 1996

                                                 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               GENSYM CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             04-2932756
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification Number)

      125 CAMBRIDGEPARK DRIVE
     CAMBRIDGE, MASSACHUSETTS                             02140
(Address of Principal Executive Offices)                (Zip Code)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             MR. LOWELL B. HAWKINSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               GENSYM CORPORATION
                             125 CAMBRIDGEPARK DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02140
                     (Name and address of agent for service)

                                 (617) 547-2500
          (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
Title of                            maximum        maximum
securities         Amount           offering       aggregate        Amount of
to be              to be            price          offering         registration
registered         registered       per share      price            fee
- ----------         ----------       ---------      ---------        ------------

Common Stock,       200,000          $22.25(1)     $4,450,000(1)    $1,535
$.01 par            shares
value per
share
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on May 10, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1995 Employee Stock Purchase Plan of Gensym Corporation, a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Certain Documents by Reference

                  The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4. Description of Securities

                  Not applicable.


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
         Item 5. Interests of Named Experts and Counsel

         The legality of the Common Stock being offered by this Registration Statement will be passed upon by Hale and Dorr (a partnership which includes professional corporations), 60 State Street, Boston, Massachusetts 02109. As of the date of this Registration Statement, H&D Investments I, a partnership comprised of certain partners of Hale and Dorr, owns 6,784 shares of the Registrants' Common Stock.

         Item 6. Indemnification

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reasons of such position, if such person shall have acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article EIGHTH of the Registrant's Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breach of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for any monetary damages for any breach of fiduciary duty as a director.

         Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against such director or officer by virtue of his position as a director or officer of the Registrant if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if such director or officer of the Registrant acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, such person shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by such person in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at such person's request, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined that such person is not entitled to indemnification.

         Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         The Registrant carries a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

         Item 7. Exemption from Registration Claimed

                  Not applicable.

         Item 8. Exhibits

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9. Undertakings

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 15th day of May, 1996.

                                            GENSYM CORPORATION

                                            By: /s/ Lowell B. Hawkinson
                                               ---------------------------------
                                                Lowell B. Hawkinson
                                                Chairman of the Board and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Gensym Corporation, hereby severally constitute and appoint Lowell B. Hawkinson, Robert L. Moore and Stephen N. Gregorio, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf and in our capacities as officers and directors to enable Gensym Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                      Title                          Date
     ---------                      -----                          ----

/s/ Lowell B. Hawkinson             Chairman of the Board,      May 15, 1996
- ---------------------------          Chief Executive
Lowell B. Hawkinson                  Officer, Treasurer
                                     and Secretary
                                     (Principal Executive
                                      Officer)

/s/ Robert L. Moore                 President and               May 15, 1996
- ---------------------------          Director
Robert L. Moore, Ph.D.

/s/ Stephen N. Gregorio             Vice President,             May 15, 1996
- ---------------------------          Finance and Chief
Stephen N. Gregorio                  Financial Officer
                                     (Principal Financial
                                      and Accounting
                                      Officer)

/s/ John A. Shane                   Director                    May 15, 1996
- ---------------------------
John A. Shane

/s/ Edward Fredkin                  Director                    May 15, 1996
- ---------------------------
Edward Fredkin

/s/ Theodore G. Johnson             Director                    May 15, 1996
- ---------------------------
Theodore G. Johnson

/s/ Nancy E. Pfund                  Director                    May 15, 1996
- ---------------------------
Nancy E. Pfund

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number           Description
- ------           -----------
   4.1 (1)       Amended and Restated Certificate of Incorporation
                 of the Registrant

   4.2 (1)       Amended and Restated By-Laws of the Registrant

   4.3 (1) Specimen Stock Certificate of Common Stock of the Registrant

   5             Opinion of Hale and Dorr

  23.1           Consent of Hale and Dorr (included in Exhibit 5)

  23.2           Consent of Arthur Andersen LLP

  24 Power of Attorney (included on the signature page of this Registration Statement)

- ----------------------
(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-80727) filed on December 21, 1995.